UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

Marshall Edwards, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 101, San Diego, California 92130

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 792-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 7, 2011, Marshall Edwards, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with McNicoll, Lewis & Vlak LLC (“MLV”), under which the Company, from time to time, may issue and sell through MLV, as agent on behalf of the Company, shares of its common stock, par value $0.00000002 per share. Such common stock will be offered and sold pursuant to a prospectus supplement covering common stock with an aggregate offering price of up to $1,815,000 filed with the Securities and Exchange Commission in connection with the Company’s shelf registration statement on Form S-3 (File No. 333-149807), which became effective on April 3, 2008. The common stock trades on the Nasdaq Global Market under the symbol “MSHL.”

Upon delivery of a placement notice by the Company, if any, MLV may sell the common stock in any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, at prices prevailing at the time of sale or at prices related to such prevailing market prices including sales made directly on the Nasdaq Global Market, or sales made through a market maker other than on an exchange. MLV will make all sales using commercially reasonable efforts consistent with its normal sales and trading practices on mutually agreed upon terms between MLV and the Company. The Company will pay MLV a commission of up to 7% of the gross proceeds from the sale of shares of the Company’s common stock. The Company has agreed to reimburse a portion of MLV’s expenses in connection with the offering, up to an aggregate amount of $25,000. In addition, the Company granted customary indemnification rights to MLV in the Agreement.

Unless earlier terminated by the parties under the circumstances provided in the Agreement, the Agreement will terminate upon the earlier of (1) the two year anniversary of the date of the Agreement, or (2) the sale of all of the common stock subject to the Agreement. MLV may terminate the Agreement in certain circumstances, including the occurrence of a material adverse change that, in MLV’s reasonable judgment, may impair its ability to sell the common stock, the Company’s failure to satisfy any condition under the Agreement or a suspension or limitation of trading of the Company’s common stock on the Nasdaq Global Market. In addition, either the Company or MLV may terminate the Agreement at any time and for any reason upon 10 days prior notice to the other party.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	At Market Issuance Sales Agreement, dated as of February 7, 2011, by and between Marshall Edwards, Inc. and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.

By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer

Dated: February 7, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

10.1	At Market Issuance Sales Agreement, dated as of February 7, 2011, by and between Marshall Edwards, Inc. and McNicoll, Lewis & Vlak LLC.

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1 above)